                                                                   Exhibit 10.23


                                 WARRANT AGREEMENT

     THIS WARRANT AGREEMENT ("Warrant Agreement"), dated as of June 1, 2001, between THE WISER OIL COMPANY, a Delaware corporation (the "Company"), and WISER INVESTMENT COMPANY, LLC, a Delaware limited liability company ("WIC").

     WHEREAS, the Company and WIC have previously entered into that certain Amended and Restated Warrant Purchase Agreement, dated as of December 13, 1999 (as the same may be amended, supplemented or otherwise modified from time to time, the "Warrant Purchase Agreement") pursuant to which the Company has agreed to sell, and WIC has agreed to purchase, the Warrants (as hereinafter defined), and pursuant to which WIC has the option to purchase the Option Closing Warrants (as therein defined), subject to the terms and conditions set forth therein; and

     WHEREAS, the Company and WIC have entered into a Stockholder Agreement, pursuant to which WIC has agreed, among other things, to certain transfer restrictions with respect to the Warrants and the Warrant Shares (as hereinafter defined).

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

     Section 1.  Warrants.  The Company hereby issues to WIC Option Closing
     ---------   --------
Warrants (the "Initial Warrants") to purchase 296,686 fully paid and nonassessable shares, subject to adjustment as provided in Section 3 hereof (the "Initial Warrant Shares"), of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), at the Purchase Price (as hereinafter defined).

     Section 2.  Duration and Exercise of Warrants.
     ---------   ---------------------------------

     (a) The initial purchase price for the Initial Warrant Shares, commencing as of the date hereof, shall be $4.25 per share of Common Stock, which purchase price shall hereafter be subject to adjustment as provided in Section 3 hereof. Except as the context otherwise requires, the term "Purchase Price" as used in this Warrant Agreement shall mean the Purchase Price per share of Common Stock then in effect as of the relevant date and shall reflect all adjustments made in accordance with the provisions of Section 3 hereof. "Aggregate Purchase Price" means the aggregate purchase price payable for the shares of Common Stock purchasable under this Warrant Agreement.

     (b) WIC may exercise the Warrants in whole at any time or in part from time to time (i) on or after the second anniversary of the Closing Date (as defined in the Amended and Restated Stock Purchase Agreement dated as of December 13, 1999, between the Company and WIC) and (ii) at or prior to the close of business on the seventh anniversary of the Closing Date.

     (c) WIC may exercise all or any portion of the Warrants by either of the following methods:

          (i) If electing to pay the Purchase Price in cash, WIC shall deliver the Form of Exercise attached hereto as Exhibit A to the Company at the address set forth in Section 12 hereof, together with payment of the Aggregate Purchase Price, or the proportionate part thereof if only a portion of the Warrants are exercised. Payment may be made in the form of cash, or by certified check, bank draft or money order payable in lawful money of the United States of America to the order of the Company; or

          (ii) If electing to pay the Purchase Price by surrendering a portion of the Warrants (a "Cashless Exercise"), WIC shall deliver the Form of Exercise attached hereto as Exhibit A to the Company at the address set forth in Section 12 hereof, indicating its election on such form. In the event of a Cashless Exercise, WIC shall exchange the Warrants being exercised for that number of shares of Common Stock equal to (x) the number of shares of Common Stock subject to such Warrants, multiplied by (y) a fraction, the numerator of which shall be the then current market price per share of Common Stock minus the Purchase Price, and the denominator of which shall be the then current market price per share of Common Stock. Notwithstanding the foregoing, (A) a Cashless Exercise may only be effected as of a date on which the then current market price per share of Common Stock exceeds the Purchase Price, and (B) the Company shall have no obligation to issue shares of Common Stock for a consideration less than the aggregate par value of the shares of Common Stock then issued. For the purpose of any computation under this subsection only, the current market price per share of Common Stock at any date shall be deemed to be the closing sale price (or if no sale price is available, the average of the last reported bid and asked prices) in the principal market in which the Common Stock is traded on the trading day immediately preceding the day upon which such Warrants are exercised.

     (d) Within five business days after receipt of such notice and payment, the Company shall issue to WIC the number of whole shares of Common Stock to be purchased, together with cash made available by the Company pursuant to Section 4 hereof in respect of any fraction of a share of Common Stock otherwise issuable upon such exercise.

     Section 3.  Adjustments to Number of Shares and Purchase Price.  The number
     ---------   --------------------------------------------------
of shares of Common Stock issuable upon exercise of Warrants under this Warrant Agreement and the Purchase Price shall be subject to adjustment from time to time after the date hereof and prior to the earlier of the exercise in full of all Warrants then outstanding and the close of business on the seventh anniversary of the Closing Date, as follows:

     (a) If the Company shall issue any shares of Common Stock (including shares held in treasury) after the date hereof (other than shares of Common Stock issued (i) pursuant to this Warrant Agreement or any other Warrant Agreement entered into by the parties pursuant to the Warrant Purchase Agreement, (ii) as described in Subsections (b)(i) and (ii) below or pursuant to any interests, evidences of indebtedness, rights or warrants distributed as described in Subsection (d) below, (iii) pursuant to the terms of the Company's Series C Cumulative Convertible Preferred Stock issued by the Company pursuant to that certain Amended and Restated Stock Purchase Agreement, dated December 13, 1999, between the Company and WIC, or (iv) pursuant to awards granted after the Closing Date under the Company's stock option plans or other director, officer or employee equity compensation plans, contracts or arrangements) ("Additional Stock"), then the Company shall issue to WIC additional warrants ("Additional Warrants" and, together with the Initial Warrants, the "Warrants") to purchase an additional number of shares of Common Stock under this Warrant Agreement ("Additional Warrant Shares" and, together with the Initial Warrant Shares, the "Warrant Shares") determined by (x) multiplying the number of shares purchasable under this Warrant Agreement immediately prior to such issuance of Additional Stock times a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately after the issuance of such Additional Stock and of which the denominator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Stock and (y) subtracting therefrom the number of shares purchasable under this Warrant Agreement immediately prior to such issuance of Additional Stock. With respect to each issuance of Additional Stock, the Purchase Price of the Additional Warrant Shares purchasable pursuant to this Section 3(a) as a result of such issuance shall be determined based upon the date on which such Additional Stock is issued, as set forth in Exhibit B. The Purchase Price and number of
                           ---------
Additional Warrant Shares purchasable pursuant to this subsection (a) as determined for each Additional Stock issuance shall be fixed at the time of such issuance of Additional Stock, subject to further adjustment pursuant to the provisions of this Section 3.

     (b) In case the Company shall (i) pay a dividend on Common Stock in Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of such shares, or (iii) combine its outstanding shares of Common Stock into a smaller number of such shares, the total number of shares of Common Stock issuable upon the exercise of Warrants under this Warrant Agreement outstanding immediately prior thereto shall be adjusted so that WIC thereafter shall be entitled to receive upon exercise of the unexercised Warrants, at the same Aggregate Purchase Price (as in effect at the time of such event and from time to thereafter), the number of shares of Common Stock that WIC would have owned or have been entitled to receive immediately following any of the events described above had such Warrants been exercised in full immediately prior to any such event. An adjustment made pursuant to this subsection shall, in the case of a dividend on Common Stock in Common Stock, become effective as of the record date therefor and, in the case of a subdivision or combination, be made as of the effective date thereof.

     (c) In the event of any adjustment of the total number of shares of Common Stock issuable upon the exercise of the unexercised Warrants pursuant to Section 3(b) above, the Purchase Price applicable to the Initial Warrant Shares and any Additional Warrant Shares (in effect immediately prior to such adjustment) shall be proportionately adjusted.

     (d) In case the Company shall distribute to all holders of its Common Stock (the "Company Shareholders") interests in the Company (other than Common Stock), evidences of its indebtedness or assets (excluding cash dividends or distributions), or rights or warrants to subscribe for or purchase such interests, evidences of indebtedness or assets, then in each such case the Purchase Price applicable to each Initial Warrant Share and each Additional Warrant Share in effect thereafter shall be determined by multiplying the Purchase Price applicable to each Initial Warrant Share and each Additional Warrant Share (as in effect immediately prior thereto) by a fraction, of which the numerator shall be the total number of outstanding shares of Common Stock multiplied by the current market price per share of Common Stock (as defined in Section 3(f) below) on the record date mentioned below, less the then fair market value, as reasonably determined by the Company, of the interests, evidences of indebtedness, assets or rights or warrants so distributed to all such holders, and of which the denominator shall be the total number of outstanding shares of Common Stock, multiplied by such current market price per share of Common Stock. Such adjustments shall be made whenever any such distribution is made, and shall become effective as of the record date for the determination of the Company Shareholders entitled to receive such distribution.

     (e) In the event of any capital reorganization of the Company or any reclassification of the Common Stock (except as provided in Section 3(b) or (d) above or Section 3(h) below), WIC, upon exercise of its Warrants, shall be entitled to receive, in lieu of the shares of Common Stock to which WIC would have become entitled upon exercise immediately prior to the reorganization or reclassification, the shares of Common Stock, or other interests in the Company or property of the Company that it would have been entitled to receive at the same Aggregate Purchase Price upon such reorganization or reclassification if its Warrants had been exercised immediately prior thereto; and in any such case, appropriate provision (as reasonably determined by the Board of Directors of the Company) shall be made for the application of this Section 3 with respect to the rights and interests thereafter of the unexercised Warrants (including but not limited to the allocation of the adjusted Purchase Price between or among shares of Common Stock and any other interests in the Company), to the end that this
Section 3 (including the adjustments of the number of shares of Common Stock or other interests in the Company purchasable and the Purchase Price thereof) shall thereafter be reflected, as nearly as reasonably practicable, in all subsequent exercises of the Warrants for any shares of Common Stock or other interests in the Company, or other property, thereafter deliverable upon the exercise of the Warrants.

     (f) For the purpose of any computation under Section 3(d) above, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing sale prices (or, if no sale price is reported on a particular day, the average of the last reported bid and asked prices for such day) for the 20 consecutive trading days before the day in question in the principal market in which the Common Stock is traded.

     (g) No adjustments shall be made for any cash distributions, whether paid or declared. No adjustment under this Section 3 to the Purchase Price or the number of Warrant Shares purchasable hereunder shall be made unless such adjustment would require an increase or decrease of at least one percent in the Aggregate Purchase Price or number of Warrant Shares; provided, however, that any adjustments which by reason of this subsection are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 3 shall be made to the nearest cent or to the nearest one-hundredth of one share of Common Stock as the case may be.

     (h) (i) In case of any consolidation of the Company with, or merger of the Company with or into, another corporation or any other entity (other than a consolidation or merger that does not result in any reclassification or change of the outstanding Common Stock), or in case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety (a "Corporate Change"), then as a condition to such Corporate Change, the corporation or any other entity formed by such consolidation or merger or the entity that shall have acquired such assets, as the case may be, shall execute and deliver to WIC a supplemental warrant agreement providing that WIC shall have the right thereafter to receive, upon exercise of the then unexercised Warrants, the kind and amount of corporate interests and other securities and property receivable upon such Corporate Change by a holder of the number of shares of Common Stock for which such Warrants might have been exercised immediately prior to such Corporate Change. Such supplemental warrant agreement shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided in this Section 3. The above provision of this subsection shall similarly apply to any subsequent Corporate Change.

          (ii) Notwithstanding the provisions of Section 2(b)(i) of this Warrant Agreement, in the event that the Company notifies WIC of a Corporate Change pursuant to Section 5(b) of this Warrant Agreement, WIC shall have the right, for a period of 30 days immediately prior to the consummation of such Corporate Change, to exercise the Warrants in whole or in part, provided that such exercise shall be contingent upon the consummation of such Corporate Change if such consummation occurs prior to the second anniversary of the Closing Date.

     Section 4.  Fractional Interests.  The Company shall not be required to
     ---------   --------------------
issue any fractions of shares of Common Stock upon the exercise of the Warrants. If any fraction (calculated to the nearest one-hundredth) of a share of Common Stock would, except for the provisions of this Section 4, be issuable upon the exercise of any Warrant, the Company shall purchase such fraction for an amount in cash equal to the current value of such fraction computed on the basis of the closing sale price (or if no sale price is available, the average of the last reported bid and asked prices) on the trading day immediately preceding the day upon which such Warrant was exercised in accordance with Section 2 hereof.

     Section 5.  Certain Notices.
     ---------   ---------------

     (a) Whenever the number of Warrant Shares into which a Warrant is exercisable is to be adjusted, or the Purchase Price is to be adjusted, in either case as herein provided, the Company shall compute the adjustment in accordance with Section 3, and shall, promptly after such adjustment becomes effective, cause a notice of such adjustment or adjustments to be given to WIC in accordance with Section 12 and shall deliver to WIC a certificate of the Chief Financial Officer of the Company setting forth the number of Warrant Shares into which each Warrant is exercisable after such adjustment, or the adjusted Purchase Price, as the case may be, and setting forth in brief a statement of the facts requiring such adjustment and the computation by which such adjustment was made.

     (b) If prior to the second anniversary of the Closing Date, (i) the Company executes a definitive agreement with respect to a Corporate Change or (ii) the occurrence of a Corporate Change otherwise becomes probable, the Company shall promptly notify WIC of such Corporate Change in accordance with Section 12, which notice shall describe in reasonable detail the nature of the Corporate Change and the last day upon which WIC may exercise Warrants pursuant to Section 3(h)(ii).

     Section 6.  Reservation and Authorization of Warrant Shares.
     ---------   -----------------------------------------------

     (a) The Company shall at all times reserve and keep available, free from preemptive rights, solely for issue upon the exercise of Warrants as herein provided, such number of its authorized but unissued Warrant Shares deliverable upon the exercise of Warrants as will be sufficient to permit the exercise in full of all outstanding Warrants.

     (b) The Company will use its best efforts so that all Initial Warrant Shares are and all Additional Warrant Shares will be, at all times that Warrants are exercisable, duly approved for listing subject to official notice of issuance on each securities exchange, if any, or the Nasdaq National Market, if applicable, on which the shares of Common Stock are then listed or traded.

     (c) The Company covenants that all Warrant Shares that may be issued upon due exercise of Warrants shall upon issuance be duly and validly authorized and issued, fully paid and nonassessable and free of preemptive or similar rights.

     Section 7.  Payment of Taxes.  The Company covenants and agrees that it
     ---------   ----------------
will pay all stamp, transfer and similar taxes in connection with the issuance, sale and delivery of the Warrants hereunder, as well as all such taxes attributable to the initial issuance of Warrant Shares upon the exercise of the Warrants and payment of the appropriate Purchase Price. The Company will not, however, be required to pay any such taxes imposed in connection with any transfer of any Warrants or Warrant Shares or any federal or state income taxes payable in respect of WIC's purchase, ownership, sale, transfer, exercise or other disposition of Warrants or Warrant Shares.

     Section 8.  No Rights as a Company Shareholder.  This Warrant Agreement and
     ---------   ----------------------------------
the Warrants shall not be deemed to provide WIC with any rights as a shareholder of the Company or to confer to WIC any right to vote upon any matter submitted to the Company Shareholders, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of Common Stock, reclassification of Common Stock, consolidation, merger, conveyance or otherwise), or to receive notice of meetings or other actions affecting the Company Shareholders or to receive distributions or subscription rights, or allocations of any corporate items of income, gain, loss, deduction or credit, or notice of Internal Revenue Service proceedings or adjustments, or otherwise.

     Section 9.  Regulatory Approvals and Listings.
     ---------   ---------------------------------

     Notwithstanding anything contained in this Warrant Agreement to the contrary, the Company shall have no obligation to issue or deliver certificates of Common Stock upon the exercise of any Warrant prior to (i) the obtaining of any approval of any governmental agency that the Company shall, in its reasonable discretion, determine to be necessary or advisable, (ii) the admission of such shares to listing on any securities exchange on which the Common Stock is then listed and (iii) the completion of any registration or other qualification of such shares under any state or federal law or ruling of any governmental body that the Company shall, in its reasonable discretion, determine to be necessary or advisable. The Company agrees to take such action as may be required to satisfy such conditions as to permit the exercise of the Warrants.

     Section 10.  Assignment and Transfer.  The rights and interest of WIC under
     ----------   -----------------------
this Warrant Agreement, the Warrants granted hereunder and the Warrant Shares issuable upon exercise of the Warrants, may not be assigned, encumbered or transferred, except in accordance with the Stockholder Agreement.

     Section 11.  Amendments and Waivers.  This Warrant Agreement may be
     ----------   ----------------------
amended, supplemented, waived, discharged or terminated by a written instrument signed by WIC and the Company.

     Section 12.  Notices.  All notices, requests, communications or demands
     ----------   -------
pursuant to this Warrant Agreement to be given to or made on the Company, or to be given to or made on WIC, shall be in writing, and may be given or made if sent by registered or certified United States mail, postage prepaid, at the addresses specified below. Notice deposited in the mail as herein provided shall be effective from and after the expiration of three days after it is so deposited. The mailing addresses of the parties are as follows:

     Company:       The Wiser Oil Company
                    8115 Preston Road, Suite 400
                    Dallas, Texas 75225
                    Attention: President

     WIC:           Wiser Investment Company, LLC
                    c/o Douglas P. Heller
                    1629 Locust Street
                    Philadelphia, Pennsylvania  19103

     The address of either party may be changed by notice given to the other party in the manner provided in this Section 12.

     Section 13.  Successors.  All of the covenants and provisions of this
     ----------   ----------
Warrant Agreement by or for the benefit of the Company or WIC shall bind and inure to the benefit of their respective successors and assigns hereunder.

     Section 14.  Choice of Law.  THIS WARRANT AGREEMENT SHALL BE GOVERNED BY
     ----------   -------------
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

     Section 15.  Counterparts.  This Warrant Agreement may be executed in any
     ----------   ------------
number of counterparts, each of which shall be an original; but such counterparts shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, the Company has caused this Warrant Agreement to be duly executed as of the day and year first above written, by its proper corporate officers, thereunto duly authorized.


                              THE WISER OIL COMPANY


                              By:
                                 --------------------------------
                              Name:
                                   ------------------------------
                              Title:
                                    -----------------------------



Agreed to and Accepted this
1st day of June, 2001


WISER INVESTMENT COMPANY, LLC


By:
   ----------------------------------
Name:
     --------------------------------
Title:
      -------------------------------

                                                                       EXHIBIT A

                                 Form of Exercise
                                 ----------------

     In accordance with and subject to the terms and conditions hereof and of the Warrant Agreement dated as of June 1, 2001 (the "Warrant Agreement"), between The Wiser Oil Company (the "Company") and Wiser Investment Company, LLC ("WIC"), the undersigned hereby irrevocably elects to exercise ____________________ Warrants (as defined in the Warrant Agreement) and represents that WIC has tendered the Aggregate Purchase Price (as defined in the Warrant Agreement), or the proportionate part thereof, for the Warrants being exercised hereby in the aggregate amount of $_________ in the indicated combination of:

          (i)    cash ($____________);

          (ii) certified bank check in funds payable to the order of the Company ($______);

          (iii) official bank check in funds payable to the order of the Company ($______);

          (iv) money order in funds payable to the order of the Company ($_____); or

          (v) "cashless" exercise with respect to ________ Warrants pursuant to Section 2(c)(ii) of the Warrant Agreement.

     The undersigned requests that the shares of Common Stock issuable upon exercise be in such denominations and registered in such names and delivered, together with any other property receivable upon exercise, in such manner as is specified in the instructions set forth below.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


     The Company hereby acknowledges that upon exercise of these Warrants, the following Warrants have not been exercised or surrendered and are still outstanding:

      Initial Warrant Shares with a Purchase Price per Warrant Share of $_______________

     Additional Warrant Shares with a Purchase Price per Warrant Share of $_______________

     Additional Warrant Shares with a Purchase Price per Warrant Share of $_______________

                                  Exhibit A-1

     IN WITNESS WHEREOF, WIC has caused this Form of Exercise to be duly executed on this ___ day of ________ , 20__.




                                             WISER INVESTMENT COMPANY, LLC



                                             By:
                                                -------------------------------
                                             Name:
                                                  -----------------------------
                                             Title:
                                                   ----------------------------


                                             Address:
                                                     --------------------------

                                             ----------------------------------

                                             ----------------------------------

  The above Form of Exercise is confirmed and accepted this ___ day of ________ , 20__.

THE WISER OIL COMPANY


By:
   ----------------------------------

   ----------------------------------

   ----------------------------------

                                  Exhibit A-2

                                                                       EXHIBIT B



                            Purchase Price Schedule
                            -----------------------


                 Year of Issuance                  Purchase Price
               of Additional Stock(1)     for Additional Warrant Shares(2)(3)
               ----------------------     -----------------------------------


                   Year 1                     $4.250 +(.425x(n divided by 365))

                   Year 2                     $4.675 +(.468x(n divided by 365))

                   Year 3                     $5.143 +(.514x(n divided by 365))

                   Year 4                     $5.657 +(.565x(n divided by 365))

                   Year 5                     $6.222 +(.623x(n divided by 365))

                   Year 6                     $6.845 +(.684x(n divided by 365))

                   Year 7                     $7.529 +(.753x(n divided by 365))

(1) Year 1 shall commence on the Closing Date and shall continue through the first anniversary thereof. Each of Years 2 through 7 shall commence the day following the previous anniversary and shall continue through the following anniversary.

(2) n = the number of days elapsed in such Year, up to and including the date that the Additional Stock is issued.

(3)  All calculations shall be rounded to the nearest thousandth.


                                  Exhibit B-1